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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES OF HUTCHISON TELECOMMUNICATIONS INTERNATIONAL LIMITED

Name                                               Jurisdiction of Incorporation
------------------------------------------------   -----------------------------
Aircel Digilink India Limited                      India
BFKT (Thailand) Limited                            Thailand
CGP Investments (Holdings) Ltd.                    Mauritius
Eagle Reach Limited                                Bahamas
Fascel Limited                                     India
HCL Network Partnership                            Hong Kong
Hutchison 3G HK Limited                            Hong Kong
Hutchison 3G Services (HK) Limited                 Hong Kong
Hutchison CAT Wireless MultiMedia Limited          Thailand
Hutchison Essar South Limited                      India
Hutchison Essar Telecom Limited                    India
Hutchison Global Communications Holdings Limited   BVI
Hutchison Global Communications Limited            Hong Kong
Hutchison Max Telecom Private Limited              India
Hutchison Telecom East Limited                     India
Hutchison Telecommunications Paraguay S.A.         Paraguay
Hutchison Telephone Company Limited                Hong Kong
Hutchison Teleservices (HK) Limited                Hong Kong